Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-169151

ABS NEW ISSUE* $743+mm GE Credit Card Master Note Trust 2011-2    *PRICED*
JOINT BOOKRUNNERS:  Credit Suisse, Barclays Capital
CO-MANAGERS      :  CastleOak, Mitsubishi UFJ, RBC, SocGen

CLS	$AMT(mm)	WAL	M/F	E.FINAL	L.FINAL	BNCH+SPRD	$PRICE
A	650.000	4.92	Aaa/AAA	05/16/16	05/15/19	1mL+ 48	100-00
B	93.77+	4.92	A2/A+	05/16/16	05/15/19	1mL+100	100-00

* Expected Settle	:	06/16/11
* Timing	:	Pricing at 2PM
* Expected Ratings	:	Moodys & Fitch
* ERISA Eligible	:	Yes
* First Pay Date	:	07/15/11
* Class A Min Denoms	:	$100k by $1k
* B&D	:	CS
* Class B Min Denoms	:	$100k by $1.00

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUTTHE ISSUER AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037.